NOTE PURCHASE AGREEMENT

BY AND AMONG

CREDEX CORPORATION

AND

WALTER YONCE

DATED AS OF FEBRUARY 23, 2022

TABLE OF CONTENTS

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this "Agreement") is entered into as of February 23, 2022 (the "Closing Date"), by and among Credex Corporation, a Florida corporation (the "Company") and Walter Yonce ("Buyer"). The Company and the Buyer may be collectively referred to herein as the "Parties" and individually as a "Party".

WHEREAS, the Company desires to issue and sell to the Buyer a convertible promissory note of the Company on the terms set forth herein and the Buyer wishes to purchase such convertible promissory note on the terms and conditions provided for herein and the Parties desire to undertake the other actions and enter into the other agreements as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a) "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b) "Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Florida generally are authorized or required by Law or other governmental actions to close.

(c) "Contract" means any contract, commitment, understanding or agreement (whether oral or written).

(d) "Control" means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(e) "Governmental Entity" means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(f) "Law" means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g) "Liabilities" means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured,

absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(h) "Lien" means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(i) "Losses" means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(j) "Order" means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(k) "Person" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(l) "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(m) "Transactions" means the purchase and sale of the Note and the other transactions contemplated under the Transaction Documents.

(n) "Transaction Documents" means this Agreement, the Note and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms "Dollars" and "$" mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation"; references herein to any gender shall include each other gender; references herein to any Person shall include such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance

with the terms thereof; with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. PURCHASE AND SALE; AGREEMENTS

Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to Buyer a convertible promissory note of the Company in the form as attached hereto as Exhibit A (the "Note") in the aggregate principal amount of **$50,000.00**for a purchase price of **$50,000.00** (the "Purchase Price").

Section 2.02 Deliverables at Closing.

(a) At the Closing, Buyer shall deliver to the Company:

(i) The Purchase Price via a check payable to the Company or wire transfer pursuant to the wire transfer instructions as provided by the Company to Buyer; and

(ii) a copy of the Note, duly executed by an authorized officer of the Buyer.

(b) At the Closing, the Company shall deliver to the Buyer a copy of the Note, duly executed by an authorized officer of the Company.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the "Closing") shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile, with exchange of original signatures to follow by mail, on the Closing Date and effective as of 11:59 p.m. Eastern time, on such date.

Section 2.04 Use of Proceeds. The Company shall utilize the Purchase Price for general corporate purposes.

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Florida and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by The Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights or by the principles

governing the availability of equitable remedies.

Section 3.02 Governmental Approvals; Non-contravention.

(a) No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b) The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate or conflict with any Law or Order to which the Company may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which the Company is a party or to which the Company is subject or by which the Company's properties, assets or rights are bound or (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company.

Section 3.03 Brokers. Other than Boustead Securities, LLC, the Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. Buyer is natural person, resident in the State of South Carolina, and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform Buyer's obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a) No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b) The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not violate any Laws or Orders to which Buyer is subject.

Section 4.03 Investment Representations.

(a) Buyer understands and agrees that the consummation of this Agreement including the delivery of the Note as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Note and the shares of common stock, par value $0.001 per share, of the Company that may be issued upon conversion of the Note (collectively, the "Securities") are being acquired for Buyer's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b) Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d) At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Securities acquired by Buyer hereunder as a result of any "general solicitation" or "general advertising," as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(e) Buyer is acquiring the Securities for Buyer's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(f) Buyer, either alone or together with Buyer's representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(g) Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

Section 4.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent

or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. INDEMNIFICATION

Section 5.01 General Indemnification. Each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other Party and such other Party's Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an "Indemnified Party"), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement or the Transaction Documents by the Indemnifying Party.

Section 5.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article V against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the "Notice of Loss") to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 5.03 Payment. Upon a determination of liability under this Article V the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 5.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VI. MISCELLANEOUS

Section 6.01 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or

registered mail or certified mail, postage prepaid, addressed as follows:

if to the Company, to:

Credex Corporation
Attn: Robin McVey
500 Australian Avenue South, Suite 630
West Palm Beach, FL 33401
Email: robin.mcvey@credexcorporation.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC
Attn: John Cacomanolis
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: jcacomanolis@anthonypllc.com

If to the Buyer, to:

Walter Yonce
PO Box 206
Johnston SC 29832
Email: waltersyonce45@gmail.com

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a) This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.04 Expenses. Unless otherwise contemplated or stipulated by a Transaction Document, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 6.05 Further Assurances. Following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 6.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor's due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Other than as specifically set forth herein, including in Article V, nothing in this Agreement shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 6.07 Governing Law; Etc.

(a) This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Florida, without regard to any jurisdiction's conflict-of-laws principles.

(b) SUBJECT TO Section 6.09, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION

DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, IN EACH CASE LOCATED IN PALM BEACH COUNTY, FLORIDA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.07(c).

(d) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 6.08 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement, and such provisions herein as required to give effect to the same, will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 6.09 Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final

arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Florida law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in West Palm Beach, Florida. The provisions of this Section 6.09 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 6.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.11 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 6.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit to this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other

transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

Credex Corporation

By: Robin H. McVey
Name: Robin McVey
Title: Chief Executive Officer

Walter Yonce

By: Walter Yonce
Name: Walter Yonce

Exhibit A
Promissory Note

(Attached)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $50,000.00 **Issue Date: February 23|, 2022**

CREDEX CORPORATION

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Convertible Promissory Note (this "Note"), Credex Corporation, a Florida corporation (the "Company"), hereby promises to pay to the order of Walter Yonce (the "Holder"), on February 23, 2023 or earlier as required pursuant to the terms herein (as applicable, the "Maturity Date"), the sum of **$50,000.00** (the "Principal Amount"), and to pay interest on the outstanding Principal Amount at the rate of twelve percent (12%) per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the "Indebtedness") has not been converted into Conversion Shares (as defined below) prior to the Maturity Date. Interest shall commence accruing on the date hereof (the "Issue Date"), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein.

This Note is entered into pursuant to a Note Purchase Agreement by and between the Company and the Holder dated as of the Issue Date (the "Agreement") and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Holder Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

Section 2. Interest; Late Fees; Prepayment.

(a) To the extent not converted to Conversion Shares (as defined below) prior to the Maturity Date, the Principal Amount and accrued and unpaid interest shall be due and payable in full on the Maturity Date or such earlier date as set forth herein. No payments of the Principal Amount or interest herein shall be required prior to the Maturity Date other than as specifically set forth herein.

(b) The Company may prepay all or any portion of the Principal Amount and any accrued and unpaid interest at any time without penalty.

(c) Interest on this Note shall accrue on a simple interest, non-compounded basis, and

shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be paid hereunder or may be due hereunder pursuant to the terms herein, at which time all Indebtedness shall be due and payable, unless earlier converted into Conversion Shares. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 15% per year, simple interest, non-compounding, until paid.

(d) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 3. Conversion.

(a) Conversion Right. Subject to the terms and conditions herein, the Holder shall have the right at any time on or after February 23, 2023 and ending on the full repayment of all Indebtedness (the "Conversion Period), to convert all or any part of the Indebtedness into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified (as applicable, the "Conversion Shares") at the Conversion Price as defined and as the same may be adjusted pursuant to Section 3(b) (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Indebtedness by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Company by the Holder in accordance with the provisions herein.

(b) Conversion Price. The conversion price (the "Conversion Price") shall mean 70% of the VWAP (as defined below).

(c) VWAP. For purposes herein, the term "VWAP" shall mean for any date, the price determined by the first of the following clauses that applies:

(i) If the Common Stock is then listed for trading on the OTC Markets or a United States or Canadian national securities exchange (as applicable, the "Trading Market"), then the volume-weighted average (rounded to the nearest $0.0001) closing price of the Common Stock on such Trading Market during the 20 Trading Day (as defined below) period immediately prior to the applicable measurement date, as reported by such Trading Market or other reputable source;

(ii) if the Common Stock is not then listed or quoted for trading on a Trading Market, and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; and

(iii) if the VWAP cannot be calculated for such security on such date on bases as set forth in Section 3(c)(ii) or Section 3(c)(ii), the VWAP of such security on such date shall be the fair market value of such security as mutually determined in good faith by the Board of Directors of the Company after taking into consideration factors that it may deem appropriate.

(d) Additional Provisions.

(i) All such determinations of the VWAP as set forth in Section 3(c)(ii) or Section 3(c)(ii) shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(ii) For purposes herein, "Trading Day" means any day on which the Common Stock (or any replacement security pursuant to **Error! Reference source not found.** is traded on the Trading Market or is otherwise reported on "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC) or a similar organization or agency succeeding to its functions of reporting prices.

(e) Mechanics of Conversion. Subject to the provisions of this Section 3, this Note may be converted by the Holder in whole or in part at any time from time to time during the Conversion Period by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched prior to 6:00 p.m., New York, New York time) and (B) subject to Section 3(e), surrendering this Note at the principal office of the Company. The conversion shall be effective as of the date of delivery of the Notice of Conversion by the time as set forth above (the "Conversion Date"), provided that if the Notice of Conversion is not delivered by such time then the Conversion Date shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly.

(f) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid amount of Indebtedness is so converted. The Holder and the Company shall maintain records showing the amount of Indebtedness so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, *prima facie,* be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Indebtedness of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than

the amount stated on the face hereof.

(g) Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such Conversion Shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of the Notice of Conversion meeting the requirements for conversion as provided in this Section 3, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares issuable upon such conversion within three (3) Business Days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Agreement. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 3, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates (subject to the provisions of Section 3(i)) for Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.

(i) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion, provided the Company is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in this Section 3, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(j) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to full conversion of this Note, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in

full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

(k) Status as Shareholder. Subject to the terms and conditions herein, upon submission of a Notice of Conversion by the Holder, (i) this Note shall be deemed converted into Conversion Shares and (ii) the Holder's rights as the holder of this Note shall cease and terminate, excepting only the right to receive the Conversion Shares as set out herein and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note.

Section 4. Events of Default.

(a) The Holder may elect to declare an "Event of Default" if any of the following conditions or events shall occur and be continuing:

(i) the Company fails to pay the then-outstanding principal amount and accrued interest on this Note on any date any such amounts become due and payable, and any such failure is not cured within three Business Days of written notice thereof by Holder;

(ii) the Company fails to comply in any material respect with any other covenant or agreement in this Note or in the Agreement and any such failure is not cured within three Business Days of written notice thereof by Holder;

(iii) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) make a general assignment for the benefit of the Company's creditors; or (iii) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or

(iv) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b) Consequences of Events of Default. If an Event of Default has occurred and is continuing (i) the Holder may, by notice to the Company, declare all or any portion of the then outstanding principal amount of the Note, together with all accrued and unpaid interest thereon, due and payable, and

the Note shall thereupon become, immediately due and payable in cash and (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable Law.

Section 5. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided hereunder shall be given in accordance with the provisions of the Agreement.

(b) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(c) Governing Law. This Note, and all matters based upon, arising out of or relating in any way to this Note, including all disputes, claims or causes of action arising out of or relating to this Note as well as the interpretation, construction, performance and enforcement of this Note, shall be governed by the laws of the United States and the State of Florida, without regard to any jurisdiction's conflict-of-laws principles.

(d) Incorporation of Provisions. The provisions of Article VI of the Agreement (Miscellaneous) of the Agreement shall apply to this Note as though fully set forth herein, provided that each reference therein to the "Agreement" shall be deemed a reference to this Note. In the event of any conflict between the terms of the Agreement and the terms of this Note, the terms of this Note shall control.

(e) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Entire Agreement. This Note (including any recitals hereto) and the Agreement and the other Transaction Documents (as defined in the Agreement) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by the Company and the Holder.

(g) No Assignment. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither the Company nor the Holder shall have any power or any right to assign or transfer, in whole or in part, this Note, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Note, or any right arising from the purported assignor's due performance of its obligations hereunder, without the prior written consent of the other party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(h) Currency. All dollar amounts are in U.S. dollars.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

Credex Corporation

By: Robin H. McVey
Name: Robin McVey
Title: Chief Executive Officer

Agreed and accepted:

Walter Yonce

By: Walter Yonce
Name: Walter Yonce

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